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                                                                    EXHIBIT (21)

                                 SUBSIDIARIES OF
                              THE BANC CORPORATION

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NAME OF SUBSIDIARY                         STATE OF ORGANIZATION
------------------------------------       ---------------------------
The Bank                                   Alabama

    TBNC Financial Management, Inc.        Alabama

    TBNC Financial Management of
      Florida, Inc.                        Florida

    TBC Realty Holding Corporation         Delaware

    TBC Real Estate Investment Co., Inc.   Alabama

Morris Avenue Management Group, Inc.       Alabama

TBC Capital Statutory Trust II             Connecticut business trust

TBC Capital Statutory Trust III            Delaware business trust
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